Exhibit 99.1

FOR IMMEDIATE RELEASE

VIRTUALSCOPICS, INC. CANCELS CONFERENCE CALL DUE TO RECENT ANNOUNCEMENT OF THE
DEFINITIVE AGREEMENT WITH

BIOTELEMETRY, INC.

ROCHESTER, N.Y., March 29, 2016, —VirtualScopics, Inc. (NASDAQ:VSCP), a leading provider of clinical trial imaging solutions, today announced it will not hold its conference call, or provide its webcast, previously scheduled for Wednesday, March 30, 2016 at 8:30 a.m. ET.

On March 25, 2016, VirtualScopics announced that it had entered into a definitive agreement with BioTelemetry, Inc. (NASDAQ:BEAT) whereby BioTelemetry will acquire VirtualScopics. BioTelemetry will make an all cash tender offer for all outstanding common and preferred shares of VirtualScopics, which is expected to commence on or about April 11, 2016, and will be open for a minimum of 20 business days. VirtualScopics’ Board has approved the transaction and has unanimously agreed to recommend to stockholders that they tender their shares of VirtualScopics’ common and preferred stock in the tender offer. At the time the tender offer is commenced, BioTelemetry and certain of its affiliates will file a tender offer statement on Schedule TO with the SEC, and VirtualScopics will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer.

More details concerning the terms and conditions of the tender offer and definitive agreement may be found in VirtualScopics’ Form 8-K filed with the Securities and Exchange Commission on March 25, 2016.

About VirtualScopics, Inc.

VirtualScopics, Inc. (NASDAQ:VSCP) is a leading provider of clinical trial imaging solutions to accelerate drug and medical device development. For risk-averse, time-constrained Clinical Trial Study Teams, Medical Directors and Imaging Scientists who require quality imaging data delivered on-time, within budget and on a consistent basis, VirtualScopics’ clinical trial imaging solutions are an inspired true exception to commonly accepted services provided by other clinical trial imaging providers. Because of the scientific and operational flexibility and responsiveness available, VirtualScopics’ clinical trial imaging solutions deliver special performance advantages compared to other image service providers that offer common, every day clinical trial imaging services. For more information about VirtualScopics, Inc., please visit www.virtualscopics.com.

Forward-looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding VirtualScopics’ beliefs and expectations, statements about BioTelemetry’s proposed acquisition of VirtualScopics, including the timing and success of the tender offer and expectations regarding the growth and success of the combined entity. and/or statements preceded by, followed by or that include the words “believes”, “could”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “projects”, “seeks”, or similar expressions. Forward-looking statements deal with the company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: BioTelemetry’s ability to successfully complete the tender offer for VirtualScopics’ shares or realize the anticipated benefits of the transaction; the effects of disruption caused by the proposed acquisition creating difficulty in maintaining relationships with employees, customers and other business partners; stockholder litigation in connection with the proposed acquisition; and the failure of any of the conditions to BioTelemetry’s tender offer to be satisfied. All forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to update such forward-looking statements.

Important Additional Information

The tender offer for the outstanding shares of common stock and preferred stock of VirtualScopics has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of VirtualScopics’ common stock or preferred stock. The solicitation and the offer to purchase shares of VirtualScopics’ common stock and preferred stock will be made pursuant to an offer to purchase and related materials that BioTelemetry and certain of its affiliates intend to file with the SEC.

At the time the tender offer is commenced, BioTelemetry and certain of its affiliates will file a tender offer statement on Schedule TO with the SEC, and VirtualScopics will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Both the tender offer statement and the solicitation/recommendation statement will be mailed to VirtualScopics’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will be available to all VirtualScopics’ stockholders from a depository to be announced once the tender offer commences. The tender offer statement and solicitation/recommendation statement (including all documents filed with the SEC) are free by accessing the SEC’s website at www.sec.gov.

BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, VIRTUALSCOPICS’ STOCKHOLDERS ARE ADVISED TO READ AND CONSIDER CAREFULLY THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, EACH AS MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME, AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND ITS PARTIES.

For More Information, Contact:

Donna N. Stein, APR, Fellow PRSA

Managing Partner

Donna Stein & Partners

315-361-4672

Email: dstein1@twcny.rr.com

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